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                                  EXHIBIT 23.1

               Consent of Independent Certified Public Accountants


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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Metropolitan Health Networks, Inc., pertaining to the Services Agreement dated December 31, 2001, and to the incorporation by reference therein of our report dated February 21, 2001, except for Note 15 which is dated March 30, 2001, and Note 16 which is dated September 14, 2001, relating to the consolidated financial statements of Metropolitan Health Networks, Inc. and its subsidiaries, included in its Annual Report (Form 10-KSB), for the year ended December 31, 2000, filed with the Securities and Exchange Commission on April 2, 2001.



                                       /s/ Kaufman, Rossin & Co.
                                       -----------------------------------------
                                       Kaufman, Rossin & Co.
                                       Certified Public Accountants



Miami, Florida
January 17, 2002